INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Nutex Health Inc. (f/k/a Clinigence Holdings, Inc.) on Form S-3 (the “Registration Statement”) of our report dated March 31, 2022 with respect to our audits of the consolidated financial statements of Clinigence Holdings, Inc. as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 appearing in the Annual Report on Form 10-K of Clinigence Holdings, Inc. for the year ended December 31, 2021.

We further consent to the incorporation by reference in this Registration Statement of our report dated June 15, 2022 with respect to our audit of the combined and consolidated financial statements of Nutex Health Holdco LLC and Affiliates as of December 31, 2021 and 2020 and the years ended December 31, 2021 and 2020 appearing in the Current Report on Form 8-K/A of Nutex Health Inc. filed on June 16, 2022.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

January 10, 2022